EXHIBIT 10.7 -- Amendment to the Standard Industrial/Commercial Single-Tenant
                Lease -- Net, dated as of January 24, 2000, by and between Copperhill Development Corporation and TrueTime, Inc.

                                  AMENDMENT #1
                                     TO THE
           STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE -- NET
                             DATED JANUARY 24, 2000
                                 BY AND BETWEEN
     COPPERHILL DEVELOPMENT CORPORATION, A CALIFORNIA CORPORATION (LESSOR)
                                      AND
                 TRUETIME INC., A DELAWARE CORPORATION (LESSEE)

1. Commencement Date: The new commencement date shall be December 15, 2000 and ending on December 14, 2015. The parties shall further amend the Lease if the actual commencement date is different than as stated in this paragraph.

2. Rent Schedule/Rental Increases: The existing Lease shall hereby be modified so that on the first anniversary of this Lease, (month 13) and every anniversary thereafter, including any option periods, the base rent shall increase by the percentage change in the San Francisco/Oakland/San Jose metro area C.P.I. index, all urban consumers, however, the annual increase shall never exceed 2.5%, nor shall the adjusted base rent ever be less than the base rent paid in the previous period.

3. All other terms and conditions shall remain the same.

Agreed:                                                     Agreed:

Lessee:                                                     Lessee:

              /s/ [SIGNATURE ILLEGIBLE]                                       /s/ JOHN E. DUTIL
-----------------------------------------------------       -----------------------------------------------------
         Copperhill Development Corp., Inc.                                    TrueTime, Inc.
Date:  10/30/00                                             Date:  10/31/00